EXHIBIT 99.1

Press contact:	Financial contact:
Matt Buckley	Jeremiah Sisitsky
RSA Security Inc.	RSA Security Inc.
(781) 515-6212	(781) 515-6065
mbuckley@rsasecurity.com	jsisitsky@rsasecurity.com
For Immediate Release
RSA Security Announces Third Quarter Results
Company Generates Revenue of $76.2 Million and Earnings Per Share of $0.21, Including
Favorable Tax Refund Impact of $0.08 Per Share
Financial Results for the Third Quarter and Guidance for the Fourth Quarter to be Discussed
on Conference Call Today at 4:30 p.m. E.D.T
BEDFORD, Mass., October 27, 2005 – RSA Security Inc. (NASDAQ: RSAS) today reported financial results for the third quarter ended September 30, 2005.
Revenue for the third quarter of 2005 was $76.2 million, as compared to $76.7 million for the third quarter of 2004. Net income for the third quarter of 2005 increased 72% to $15.1 million, or $0.21 per diluted share, from $8.7 million, or $0.13 per diluted share, for the comparable period a year ago. During the third quarter the Company received $8.5 million in tax refunds and associated interest payments from the United States Internal Revenue Service (“IRS”). These tax refunds and related reserve adjustments increased the Company’s earnings per diluted share by $0.08.
“We delivered third quarter financial results that were within our range of guidance, and we shipped a record number of authentication credentials,” said Art Coviello, president and CEO of RSA Security. “With our new product releases in the third quarter, we continue to deliver the highest quality identity and data protection solutions to the market.”
Third-Quarter Financial Highlights
•	Revenue: Revenue for the third quarter of 2005 was $76.2 million, as compared to $76.7 million for the third quarter of 2004. RSA Security’s book-to-bill ratio for the quarter was approximately 1.0 to 1, and the Company closed the quarter with $61.5 million in combined backlog and deferred revenue.

•	Net Income: Net income for the third quarter of 2005 increased 72% to $15.1 million, or $0.21 per diluted share, from $8.7 million, or $0.13 per diluted share, from the third quarter of 2004.

•	Cash Position: Cash, cash equivalents, and marketable securities increased to $302.7 million at September 30, 2005 from $289.7 million at December 31, 2004. During the quarter, in accordance with the Company’s approved share repurchase program, RSA Security repurchased 448,379 shares of its common stock for $5.7 million.

•	Tax: The IRS issued tax refunds and associated interest payments to the Company totaling $8.5 million. The tax refunds received during the third quarter are associated with the Company’s previously disclosed IRS audit for the years 1996 through 2002.
Operational Highlights
•	Customers: RSA Security shipped product to approximately 5,300 customers in the third quarter, including 642 new customers. With these new customers, RSA Security’s overall customer base is now approximately 19,000 worldwide.

•	Products: RSA Security announced RSA® Authentication Manager 6.1, the enterprise software powering RSA SecurID® two-factor authentication technology, which now delivers 802.1X-based security for organizations with both wired and wireless environments. The software also supports a number of Extensible Authentication Protocol (EAP) methods, including EAP-POTP, an open specification for wired/wireless strong authentication, which was developed by RSA Laboratories.

The Company also unveiled RSA SecurID for Microsoft® Windows® 2.0 solution, which delivers improve policy management capabilities, enhanced usability, increased scalability and complete integration with RSA SecurID SID800 USB-enabled authenticators.

•	The Company began shipping RSA BSAFE® Data Security Manager, a middleware solution that simplifies and strengthens application security by putting security decisions and design in the hands of security experts while easing the implementation of security for developers.

•	The Company announced RSA® Certificate Manager 6.6 and RSA® Registration Manager 6.6 (formerly RSA Keon software), which deliver greater functionality and ease-of-use to customers deploying comprehensive digital certificate solutions. The new versions also provide simplified methods for customers pairing digital certificates with solutions such as smart cards, USB-based two-factor authentication tokens, and enterprise single sign-on.

•	Board Appointment: The Company appointed Orson Swindle, former commissioner of the United States’ Federal Trade Commission (“FTC”), as a new member of its Board of Directors. Mr. Swindle was formally the Assistant Secretary of Commerce, appointed under President Reagan. Most recently he spent over seven years as a commissioner at the FTC — the Federal Government’s principal law enforcement agency for antitrust and consumer protection laws.
Business Outlook
RSA Security’s financial guidance for the fourth quarter of 2005 is only current as of today, Thursday, October 27, 2005, and the Company undertakes no obligation to update its estimates:
The Company is reiterating its previously stated earnings guidance for the fourth quarter of 2005, and updating its revenue guidance. The current revenue guidance reflects the Company’s plan to build both backlog and deferred revenue in the fourth quarter.

Fourth Quarter Guidance:
•	Diluted earnings per share in the range of $0.15 to $0.19

•	Revenue in the range of $78 million to $82 million, as compared to prior revenue guidance of $81 million to $85 million
Conference Call Details
In conjunction with this announcement, RSA Security will host a conference call today at 4:30 p.m. (ET) to discuss the Company’s financial results, highlights of the quarter, business strategy and financial guidance. A live webcast of this conference call will be available on the “Investor” page of the Company’s website, and a webcast archive will be available for approximately three months. To access this call by telephone, dial (800) 289-0507 or (913) 981-5540. A replay will be available through midnight on Wednesday, November 2, 2005 at (888) 203-1112 and (719) 457-0820. Both live and replay numbers have a pass code of 7371064.
About RSA Security Inc.
RSA Security Inc. is the expert in protecting online identities and digital assets. The inventor of core security technologies for the Internet, the company leads the way in strong authentication and encryption, bringing trust to millions of user identities and the transactions that they perform. RSA Security’s portfolio of award-winning identity & access management solutions helps businesses to establish who’s who online – and what they can do.
With a strong reputation built on a 20-year history of ingenuity, leadership and proven technologies, we serve approximately 19,000 customers around the globe and interoperate with more than 1,000 technology and integration partners. For more information, please visit www.rsasecurity.com
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RSA, BSAFE, SecurWorld and SecurID are either registered trademarks or trademarks of RSA Security Inc. in the United States and/or other countries. All other products and services mentioned are trademarks of their respective companies.
This press release contains forward-looking statements regarding RSA Security’s financial guidance for the fourth quarter of 2005. These statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, including the global economy, changes in our operating expenses, the long and unpredictable nature of the sales cycle for some of our products, the timing of the introduction or enhancement of our products and our competitors’ and strategic partners’ products, changes in product pricing, including changes in competitors’ pricing policies, development and performance of our direct and indirect distribution channels, delays in product development, competitive pressures, changes in customer and market requirements and standards, market acceptance of new products and technologies, technological changes in the computer industry, and the risk factors detailed from time to time in RSA Security’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, RSA Security’s Annual Report on Form 10-K filed on March 14, 2005.

Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenue
Products	$53,774	$57,776	$163,175	$169,430
Maintenance and professional services	22,463	18,955	65,208	54,846

Total revenue	76,237	76,731	228,383	224,276

Cost of revenue
Products	9,663	7,983	28,243	24,047
Maintenance and professional services	6,462	5,843	18,945	17,068

Total cost of revenue	16,125	13,826	47,188	41,115

Gross profit	60,112	62,905	181,195	183,161

Costs and expenses
Research and development	15,990	15,934	47,459	46,120
Marketing and selling	27,753	26,946	85,197	80,169
General and administrative	7,733	8,388	24,079	22,556
Restructurings	—	—	—	1,601

Total	51,476	51,268	156,735	150,446

Income from operations	8,636	11,637	24,460	32,715

Interest expense and other	3,145	(935)	7,434	(3,903)
Income (loss) from investing activities	—	354	—	284

Income before provision for income taxes	11,781	11,056	31,894	29,096

Provision for income taxes	(3,282)	2,315	1,142	5,924

Net income	$15,063	$8,741	$30,752	$23,172

Basic earnings per share
Per share amount	$0.21	$0.14	$0.43	$0.37

Weighted average shares	70,830	63,857	71,066	62,467

Diluted earnings per share
Per share amount	$0.21	$0.13	$0.42	$0.35

Weighted average shares	70,830	63,857	71,066	62,467
Effect of dilutive equity instruments	1,872	3,970	2,183	4,272

Adjusted weighted average shares	72,702	67,827	73,249	66,739

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	September 30,	December 31,
	2005	2004
ASSETS

Current assets
Cash and cash equivalents	$81,084	$68,210
Marketable securities	221,605	221,509
Accounts receivable (less allowance for doubtful accounts of $1,625 in 2005 and $1,672 in 2004)	47,257	53,494
Inventory	3,954	3,465
Prepaid expenses and other assets	10,191	14,307

Total current assets	364,091	360,985

Property and equipment, net	67,818	70,700

Other assets
Deferred taxes	8,222	8,222
Intangible and other assets	17,058	12,184
Goodwill	172,736	172,736

Total other assets	198,016	193,142

Total assets	$629,925	$624,827

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable, accrued expenses and other liabilities	$47,421	$48,911
Current portion of accrued restructurings	4,977	6,031
Income taxes accrued and payable	21,849	22,479
Deferred revenue	42,190	45,010

Total current liabilities	116,437	122,431

Accrued restructurings, long-term	11,018	13,682
Deferred revenue, long-term	6,656	6,125
Other	6,662	6,057

Total liabilities	140,773	148,295

Stockholders’ equity	489,152	476,532

Total liabilities and shareholders’ equity	$629,925	$624,827

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Cash flows from operating activities
Net income	$15,063	$8,741	$30,752	$23,172
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,224	2,706	9,228	8,450
Tax benefit from exercise of stock options	1,361	1,201	2,575	5,944
Amortization of convertible debentures deferred financing costs	—	351	—	1,212
Non cash warrant accretion	—	379	—	1,089
Gain on sale of investments	—	(390)	—	(390)
Decrease in Crosby Finance, LLC fair value	—	36	—	106
Deferred taxes	619	—	619	—
Increase (decrease) in cash from changes in:
Accounts receivable	1,708	(6,452)	6,019	(7,263)
Inventory	547	170	(489)	394
Prepaid expenses and other assets	(1,275)	(1,856)	(2,593)	(467)
Accounts payable, accrued expenses and other liabilities	5,215	104	(2,052)	(2,196)
Accrued restructurings	(1,307)	(2,657)	(3,717)	(5,945)
Refundable income taxes and income taxes accrued and payable	2,050	7,068	2,603	6,666
Deferred revenue	(3,182)	2,471	(2,328)	7,901

Net cash provided by operating activities	24,023	11,872	40,617	38,673

Cash flows from investing activities
Purchase of marketable securities	(36,255)	(79,697)	(132,432)	(251,008)
Sales/maturities of marketable securities	36,669	58,300	131,916	152,600
Purchases of property and equipment	(3,761)	(4,048)	(7,963)	(7,355)
Other	(910)	8	(2,147)	60

Net cash (used for) investing activities	(4,257)	(25,437)	(10,626)	(105,703)

Cash flows from financing activities
Proceeds from exercise of stock options and purchase plans	5,394	4,743	10,066	20,009
Share repurchase	(5,731)	(911)	(26,819)	(911)

Net cash (used for) provided by financing activities	(337)	3,832	(16,753)	19,098

Effect of exchange rate changes on cash and cash equivalents	(287)	(309)	(364)	(1,369)

Net increase (decrease) in cash and cash equivalents	19,142	(10,042)	12,874	(49,301)
Cash and cash equivalents, beginning of period	61,942	168,064	68,210	207,323

Cash and cash equivalents, end of period	$81,084	$158,022	$81,084	$158,022

Supplemental Financial Data
(Unaudited)
(In thousands, except per share data)

			Three Months Ended
	Sept 30,	Dec 31,	March 31,	June 30,	Sept 30,
	2004	2004	2005	2005	2005
Revenue
Enterprise solutions	$70,542	$73,340	$70,185	$68,700	$67,722
Developer solutions	6,189	9,891	5,433	7,828	8,515

Total	$76,731	$83,231	$75,618	$76,528	$76,237

Enterprise solutions	92%	88%	93%	90%	89%
Developer solutions	8%	12%	7%	10%	11%

Total	100%	100%	100%	100%	100%

Products	$57,776	$63,068	$54,634	$54,767	$53,774
Maintenance and professional services	18,955	20,163	20,984	21,761	22,463

Total	$76,731	$83,231	$75,618	$76,528	$76,237

Products	75%	76%	72%	72%	71%
Maintenance and professional services	25%	24%	28%	28%	29%

Total	100%	100%	100%	100%	100%

Domestic	$42,942	$46,731	$41,117	$42,823	$42,968
International	33,789	36,500	34,501	33,705	33,269

Total	$76,731	$83,231	$75,618	$76,528	$76,237

Domestic	56%	56%	54%	56%	56%
International	44%	44%	46%	44%	44%

Total	100%	100%	100%	100%	100%

Statements of Operations Data
Gross profit	$62,905	$69,113	$60,811	$60,273	$60,112
Gross margin	82.0%	83.0%	80.4%	78.8%	78.8%

Total operating expenses	$51,268	$55,109	$53,443	$51,817	$51,476

Income from operations	$11,637	$14,004	$7,368	$8,456	$8,636
Operating margin (1)	15.2%	16.8%	9.7%	11.0%	11.3%

Interest expense and other	$(935)	$625	$1,891	$2,400	$3,145
Income (loss) from investing activities	$354	$(74)	—	—	—
Provision (benefit) for income taxes	$2,315	$2,745	$2,037	$2,388	$(3,282)

Net income	$8,741	$11,810	$7,222	$8,468	$15,063

Diluted earnings per share	$0.13	$0.16	$0.10	$0.12	$0.21
Other Financial Data
Gross margin – products	86.2%	87.5%	84.0%	82.0%	82.0%
Gross margin – maintenance and professional services	69.2%	69.1%	71.0%	70.6%	71.2%
Authentication credentials (4)	1,033,000	1,021,000	1,039,000	1,031,000	1,051,000
Cash and cash equivalents and marketable securities	$255,996	$289,719	$282,289	$284,206	$302,689
Deferred revenue balance	$42,526	$51,135	$48,784	$51,899	$48,846
Book to bill ratio (2)	1.0	1.1	1.0	1.0	1.0
Day sales outstanding (DSO)	50	59	55	58	57
Debt to equity ratio	0.2	NA	NA	NA	NA
Cash flow from operations	$11,872	$15,640	$4,844	$11,750	$24,023
Cash flow from operations per diluted share (3)	$0.19	$0.21	$0.06	$0.16	$0.33

(1)	Operating margin is equal to total income from operations as a percentage of total revenue for the period presented.

(2)	The book to bill ratio is equal to the ratio of total orders booked for the period as compared to total revenue for the period.

(3)	Cash flow from operations per diluted share is calculated as cash flow from operations divided by dilutive weighted average shares outstanding during the period.

(4)	Includes RSA SecurID tokens (both enterprise and consumer) as well as software tokens, smart cards and USB.

Condensed Consolidated Statements of Operations
(Unaudited)
The following table sets forth certain consolidated financial data as a percentage of our total revenue:

			Percentage
	Three Months Ended		Increase
	September 30,		(Decrease)
	2005	2004	in Dollars
Revenue
Products	70.5%	75.3%	(6.9)%
Maintenance and professional services	29.5	24.7	18.5

Total revenue	100.0	100.0	(0.6)

Cost of revenue
Products	12.7	10.4	21.0
Maintenance and professional services	8.5	7.6	10.6

Total cost of revenue	21.2	18.0	16.6

Gross margin	78.8	82.0	(4.4)

Costs and expenses
Research and development	21.0	20.8	0.4
Marketing and selling	36.4	35.1	3.0
General and administrative	10.1	10.9	(7.8)

Total	67.5	66.8	0.4

Income from operations	11.3	15.2	(25.8)

Interest expense and other	4.2	(1.2)	(436.4)
Income from investing activities	—	0.4	(100.0)

Income before provision for income taxes	15.5	14.4	6.6

Provision for income taxes	(4.3)	3.0	(241.8)

Net income	19.8%	11.4%	72.3%